UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2006

Cyberonics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19806	76-0236465
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Cyberonics Blvd., Houston, Texas		77058
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	2812287200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2006, the Company filed a Current Report on Form 8-K announcing the interim appointments of Reese S. Terry, Jr. as Chief Executive Officer, John A. Riccardi as Chief Financial Officer and George E. Parker, III as Chief Operating Officer. In connection with these appointments, the Compensation Committee of the Company’s Board of Directors (the "Committee") approved the following compensation arrangements:

Reese S. Terry, Jr.

The Committee determined on December 7, 2006 that, effective as of November 19, 2006, Mr. Terry will receive a salary at the annual rate of $300,000 per year while he continues to serve as Interim Chief Executive Officer.

George E. Parker, III

The Committee determined on December 13, 2006 that, effective as of November 19, 2006, Mr. Parker will receive, in addition to his base salary, a supplemental bi-weekly payment at the annual rate of $100,000 while he continues to serve as Interim Chief Operating Officer. This supplemental payment will be included with Mr. Parker’s base salary for purposes of calculating his bonus under the Company’s annual bonus and overachievement bonus plans for the Company’s executive officers. These plans are described in more detail in the Company’s Current Report on Form 8-K filed on June 14, 2006. Mr. Parker is eligible to receive an annual bonus of up to 50% of his total salary and an annual overachievement bonus in such amount as may be determined by the Compensation Committee.

John A. Riccardi

The Committee determined on December 13, 2006 that, effective as of November 20, 2006, Mr. Riccardi will receive, in addition to his base salary, a supplemental bi-weekly payment at the annual rate of $100,000 while he continues to serve as Interim Chief Financial Officer. This supplemental payment will be included with Mr. Riccardi’s base salary for purposes of calculating his bonus under the Company’s corporate bonus plan, pursuant to which Mr. Riccardi is eligible to receive a bonus of up to 30% of his total salary. In addition, the Compensation Committee agreed that the Company will reimburse Mr. Riccardi for legal fees he incurs in connection with his assumption of his new responsibilities on behalf of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

December 18, 2006	By:	/s/ David S. Wise

Name: David S. Wise
Title: Secretary